UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2025

Semrush Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40276	84-4053265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Boylston Street, Suite 2475
Boston, Massachusetts 02199
(Address of Principal Executive Offices)
(Zip Code)

(800) 851-9959
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SEMR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section

13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Merger Agreement

On November 18, 2025, Semrush Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Adobe Inc., a Delaware corporation (“Adobe”), and Fenway Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Adobe (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Adobe.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.00001 per share, of the Company (“Class A Common Stock”) and each share of Class B common stock, par value $0.00001 per share, of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, the “Company Common Stock”), in each case, issued and outstanding immediately prior to the Effective Time, subject to certain limitations, will be converted into the right to receive $12.00 in cash, without interest (the “Merger Consideration”).

Treatment of Company Equity Awards

At the Effective Time, outstanding equity awards of the Company will generally be treated as follows:

Options. Each vested option to purchase shares of Company Common Stock (“Option”) and each Option held by a non-employee director or certain contractors or service providers (each, a “Specified Individual”) will be cancelled and cashed out for a payment equal to the excess of the Merger Consideration over the exercise price of such Option in respect of each underlying share. Otherwise, each unvested in-the-money Option will be assumed and converted into a restricted stock unit award relating to Adobe common stock (an “Adobe RSU Award”), based on the spread value of the Option and the closing price per share of Adobe common stock over the 30 consecutive calendar days ending on (and including) the second to last calendar day preceding the closing date (“Adobe Trading Price”), with no less favorable vesting terms. Options with an exercise price equal to or greater than the Merger Consideration will be cancelled for no consideration.

RSU Awards. Each restricted stock unit award relating to shares of Company Common Stock that was subject solely to service-based vesting requirements as of the grant date (“RSU Award”) held by a Specified Individual will be cancelled and cashed out for a payment equal to the Merger Consideration in respect of each underlying share. Each other RSU Award will be assumed and converted into an Adobe RSU Award representing equivalent value based on the Adobe Trading Price, with no less favorable vesting terms.

PSU Awards. Each restricted stock unit award relating to shares of Company Common Stock that is subject to performance-based vesting requirements (“PSU Award”) that becomes vested at the Effective Time in accordance with the terms of the applicable award agreement will be cancelled and cashed out for a payment equal to the Merger Consideration in respect of each underlying share (with achievement of applicable performance metrics determined based on actual performance in accordance with the terms of the applicable award agreement), and the portion of the award that does not become vested at the Effective Time in accordance with the terms of the applicable award agreement will be forfeited for no consideration. Each other outstanding PSU Award will be assumed and converted into an Adobe RSU Award (with applicable performance goals deemed achieved based on actual performance through the latest practicable date prior to the Closing Date) representing equivalent value based on the Adobe Trading Price, with no less favorable service-based vesting terms.

RS Awards. The restricted stock award relating to shares of Company Common Stock will be assumed and converted into a restricted stock award of Adobe representing equivalent value based on the Adobe Trading Price, with no less favorable vesting terms.

Closing Conditions

Under the terms of the Merger Agreement, the completion of the Merger is subject to certain customary closing conditions, including, among others: (i) the approval of the Merger Agreement and the Merger by the affirmative vote (in person or by proxy) of the holders of a majority of the voting power of the outstanding Company Common Stock entitled to vote thereon voting as a single class (the “Company Stockholder Approval”); (ii) the accuracy of the parties’ respective representations and warranties in the Merger Agreement, subject to specified materiality qualifications; (iii) compliance by the parties with their respective covenants in the Merger Agreement in all material respects; (iv) the absence of any law or order restraining, enjoining, or otherwise prohibiting the consummation of the Merger; (v) the expiration of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of other approvals under specified antitrust and foreign investment laws; and (vi) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) on or after the date of the Merger Agreement that is continuing as of immediately prior to the closing.

Board Approval of the Merger Agreement

The Merger Agreement and the consummation of the transactions contemplated thereby have been unanimously approved by the Company Board of Directors and the Company Board of Directors has resolved to recommend to the stockholders of the Company to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants made by each of the Company, Adobe and Merger Sub, including, among others, covenants by the Company regarding the conduct of its business during the pendency of the transactions contemplated by the Merger Agreement, public disclosures and other matters. The Company is required, among other things, not to solicit alternative business combination transactions and, subject to certain exceptions, not to engage in discussions or negotiations regarding an alternative business combination transaction.

Termination Rights, Termination Fee

Both the Company and Adobe may terminate the Merger Agreement under certain specified circumstances, including, among others, (i) if the Merger is not consummated by August 18, 2026, subject to an extension to November 18, 2026, in order to obtain required regulatory approvals, (ii) if the Company Stockholder Approval is not obtained at the Company’s stockholders meeting to approve the Merger and the Merger Agreement, (iii) in the case of Adobe, if the Company materially breaches its covenants not to solicit alternative business combination transactions or the Company’s Board of Directors effects a change of recommendation with respect to the proposed transaction or (iv) in the case of the Company, in order to enter into a definitive agreement with respect to a “superior proposal” subject to certain requirements. In certain circumstances in connection with the termination of the Merger Agreement, including if the Company materially breaches its covenants not to solicit alternative business combination transactions, the Company’s Board of Directors effects a change of recommendation, or the Company terminates the Merger Agreement to enter into a definitive agreement with respect to a “superior proposal,” the Company would be required to pay Adobe a termination fee of $63,000,000 in cash.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub or Adobe. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by each of the Company and Adobe to each other in connection with the signing of the Merger Agreement or in filings of the respective parties with the United States Securities and Exchange Commission (the “SEC”). These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Adobe rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as a characterization of the actual state of facts about the Company, Merger Sub or Adobe. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, the Company, Merger Sub, Adobe, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the proxy statement on Schedule 14A that the Company will file, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that the Company may make with the SEC.

Voting Agreements

In connection with the transaction, certain stockholders of the Company, (collectively, the “Support Stockholders”) have executed voting and support agreements (the “Voting Agreements”) in favor of Adobe concurrently with the execution of the Merger Agreement, pursuant to which such Support Stockholders have agreed, among other things and subject to the terms and conditions of the Voting Agreements, to vote certain shares of Company Common Stock owned by them in favor of the approval and adoption of the Merger and the Merger Agreement. The Support Stockholders represent approximately 75% of the votes of all issued and outstanding shares of the Company Common Stock entitled to vote on the adoption of the Merger Agreement. The Voting Agreements will terminate upon the earliest of (i) such date and time as the Merger Agreement shall be validly terminated, (ii) the effective time of the Merger, or (iii) any amendment of the Merger Agreement that (x) results in a decrease in, or a change to the form of, the consideration that would be payable to the Support Stockholders or (y) otherwise amends the Merger Agreement in a manner adverse in any material respect to the Support Stockholders.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, by and among Semrush Holdings, Inc., Adobe Inc. and Fenway Merger Sub. Inc., dated November 18, 2025.

10.1	Form of Voting and Support Agreement, by and among Adobe Inc. and certain stockholders of Semrush Holdings, Inc.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. the Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Except for historical information contained in this communication, the matters discussed herein contain forward-looking statements that involve risks and uncertainties. Such statements are provided under the “safe harbor” protection of the Act In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “positioning,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements include, but are not limited to, statements about transition and the impact of recent changes to our executive management team; statements regarding the expectations of demand for our products and cash flow generation; statements about improvements to and expansion of our products and platform, and launching new products; statements about future operating results, including revenue, growth opportunities, variability of expenses, ability to realize efficiencies, future spending and incremental investments, business trends, our ability to deliver profits, and growth and value for stockholders; and assumptions regarding foreign exchange rates.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the transactions contemplated by the Merger Agreement (the “Transaction”), including the expected time period to consummate the Transaction, opportunities, anticipated future performance, expected share buyback programs and expected dividends. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of the Company, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the possibility that the Company’s stockholders may not approve the Transaction; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that any announcements relating to the Transaction could have adverse effects on the market price of the Company’s common stock; the risk that the Transaction and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, stockholder, regulatory and other stakeholder approvals and support; the risk of unexpected future capital expenditures; the risk of potential litigation relating to the Transaction that could be instituted against the Company or its directors and/or officers; the risk associated with third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Transaction which are not waived or otherwise satisfactorily resolved; the risk of various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, cybersecurity attacks, security threats and governmental response to them, and technological changes; the risks of labor disputes, changes in labor costs and labor difficulties; and the risks resulting from other effects of industry, market, economic, legal or legislative, political or regulatory conditions outside of the Company’s control. All such factors are difficult to predict and are beyond our control, including those detailed in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/1831840/000162828025009448/semr-20241231.htm), quarterly reports on Form 10-Q and other documents subsequently filed by the Company with the Securities Exchange Commission (“SEC”) and that are available at https://investors.semrush.com/financials/sec-filings/default.aspx and at https://www.sec.gov/edgar/search/#/ciks=0001831840&entityName=SEMrush%2520Holdings%252C%2520Inc.

%2520(SEMR)%2520(CIK%25200001831840). The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Other unpredictable or factors not discussed in this communication could also have material adverse effects on forward-looking statements. The Company does not assume an obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements speak only as of the date hereof.

Additional Information and Where to Find It

In connection with the Transaction, the Company will file with the SEC a proxy statement on Schedule 14A. The definitive proxy statement will be sent to the stockholders of the Company seeking their approval of the Transaction and other related matters.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT ON SCHEDULE 14A WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents, including the proxy statement, and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov.  Copies of documents filed with the SEC by the Company will be made available free of charge by accessing the Company’s website at https://investors.semrush.com/financials/sec-filings/default.aspx or by contacting the Company via email by sending a message to ir@semrush.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of the Company and other persons who may be deemed to be participants in the solicitation of stockholders of the Company in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement related to the Transaction, which will be filed with the SEC. Information about the directors and executive officers of the Company, their ownership of the Company common stock, and the Company’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 3, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1831840/000162828025009448/semr-20241231.htm), and in the sections entitled “Corporate Governance,” and “Security Ownership of Certain Beneficial Owners and Management,” included in the Company’s definitive proxy statement in connection with its 2025 Annual Meeting of Stockholders, as filed the SEC on April 17, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1831840/000162828025018235/semr-20250417.htm).  To the extent holdings of the Company’s securities by its directors or officers have changed since the amounts set forth in the Company’s definitive proxy statement in connection with the 2025 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4.   Additional information regarding the interests of such participants in the solicitation of proxies in respect of the Transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the SEC’s website at https://www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMRUSH HOLDINGS, INC.

Date: November 19, 2025	By:	/s/ David Mason
	Name:	David Mason
	Title:	Chief Legal Officer and Secretary